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                                                                   Exhibit 5.1



               [LETTERHEAD OF O'SULLIVAN GRAEV & KARABELL, LLP]





                                                                   June 3, 1998



Young America Corporation and
Young American Holdings, Inc.
717 Faxon Road
Young America, Minnesota 55397-9481


     11 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006 (THE "NEW NOTES")
     ____________________________________________________________________



Ladies and Gentlemen:

     We have acted as counsel to Young America Corporation (the "Company") and Young America Holdings, Inc. ("Holdings"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement of the Company and Holdings on Form S-4, as amended (File No. 333-49749) (as so amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below including, without limitation, (i) the Registration Statement, (ii) the Indenture dated as of February 23, 1998 (the "Indenture"), among the Company, Holdings, as guarantor, and Marine Midland Bank, as trustee, (iii) the Articles of Incorporation of the Company and the Amended and Restated Articles of Incorporation of Holdings, each as amended through the date hereof, (iv) the By-laws of the Company and the By-Laws of Holdings, each as amended through the date hereof, (v) the form of New Notes and the Guarantee of Holdings (the "Holdings Guarantee"), each as set forth in the Indenture and (vi) the resolutions adopted by the Executive Committee of the Board of Directors of the Company and the resolutions adopted by the Executive Committee of the Board of Directors of Holdings, each by unanimous written consent dated February 23, 1998. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. In making our examination of documents executed by parties other than the Company and Holdings, we have





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Young America Corporation and
Young America Holdings, Inc.
June 3, 1998

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assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

     Based upon the foregoing, we are of the opinion as follows:\

     1. The Company is a validly existing corporation under the laws of the State of Minnesota.

     2. Holdings is a validly existing corporation under the laws of the State of Minnesota.

     3. The New Notes have been duly authorized and, when duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Old Notes (as defined in the Registration Statement), upon consummation of the Exchange offer as contemplated by the Registration Statement and the Indenture, the New Notes will constitute valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and general principles of equity.

     4. The Holdings Guarantee has been duly authorized and, upon due execution of the Holdings Guarantee attached to the New Notes and due execution, authentication and delivery of the New Notes in accordance with the Indenture in exchange for the Old Notes, upon consummation of the Exchange Offer as contemplated by the Registration Statement and the Indenture, the Holdings Guarantee will constitute a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and general principles of equity.

     The opinions expressed herein are limited to the laws of the State of New York and Minnesota, and we express no opinion as to the laws of any other jurisdiction. In addition, we have relied with respect to matters of Minnesota law, with your consent, on the opinion of Kaplan, Strangis and Kaplan, P.A.




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Young America Corporation and
Young America Holdings, Inc.
June 3, 1998
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              We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.




                                 Very truly yours,



                                 /s/ O'Sullivan Graev & Karabell, LLP